   As filed with the Securities and Exchange Commission on August  20, 1999
                                                     Registration No. 333-

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ----------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                              ITC/\DELTACOM, INC.
            (Exact name of registrant as specified in its charter)

                               ----------------

              Delaware                                 58-2301135
   (State or other jurisdiction of        (I.R.S. Employer Identification No.)
   incorporation or organization)

                            1791 O.G. Skinner Drive
                           West Point, Georgia 31833
                   (Address of principal executive offices)

                   ITC/\DeltaCom, Inc. 1997 Stock Option Plan
                           (Full title of the plans)

                               Andrew M. Walker
                            Chief Executive Officer
                              ITC/\DeltaCom, Inc.
                            1791 O.G. Skinner Drive
                           West Point, Georgia 31833
                                (706) 385-8000
    (Name, address and telephone number, including area code, of agent for service)

                               ----------------

                                   Copy to:
                            Nancy J. Kellner, Esq.
                            Hogan & Hartson L.L.P.
                          555 Thirteenth Street, N.W.
                          Washington, D.C. 20004-1109
                                (202) 637-5600

                               ----------------

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                                                       Proposed
                                         Proposed       maximum
                             Amount      maximum       aggregate    Amount of
Title of securities to be    to be    offering price   offering    registration
       registered          registered  per share(1)    price(1)       fee(1)
-------------------------------------------------------------------------------
Common Stock, par value
 $.01...................   3,000,000     $24.875     $74,625,000   $20,745.75
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457(c) and (h) of the Securities Act of 1933 solely for purposes of calculating the amount of the registration fee.

                               ----------------

This Registration Statement incorporates by reference the information contained in the registration statement on Form S-8 filed by ITC/\DeltaCom, Inc. with the Securities and Exchange Commission on December 19, 1997 (Registration No. 333-42785) relating to, among other plans, the ITC/\DeltaCom, Inc. 1997 Stock Option Plan.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                               EXPLANATORY NOTE

  As permitted by General Instruction E to the Form S-8, this Registration Statement incorporates by reference the information contained in the registration statement on Form S-8 filed by ITC/\DeltaCom, Inc. (the "Company") with the Securities and Exchange Commission on December 19, 1997 (Registration No. 333-42785) relating to, among other plans, the ITC/\DeltaCom, Inc. 1997 Stock Option Plan (the "Plan").

  On July 29, 1998, the Company announced a two-for-one stock split of its common stock, par value $.01 per share (the "Common Stock"), to be effected in the form of a stock dividend. The record date for the stock split was August 18, 1998 and the payment date was September 4, 1998. The Common Stock began trading giving effect to the stock split on September 8, 1998. Appropriate adjustments to the Company's stock option plans, including the Plan, were made as of September 8, 1998. All references to number of shares in this Form S-8 have been adjusted to reflect the stock split.

  On March 25, 1999, the Board of Directors of the Company adopted an amendment to the Plan, subject to stockholder approval, to increase by 3,000,000 the number of shares of Common Stock available for issuance thereunder to 7,815,000 shares from 4,815,000 shares. The Company's stockholders approved the amendment to the Plan at the annual meeting of stockholders held on May 13, 1999. Accordingly, as amended, the total number of shares of Common Stock available under the Plan is 7,815,000, of which 3,000,000 shares are being registered hereunder.

  Except for the foregoing amendment, the Plan remains unchanged.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

  Anthony S. Harrington, a partner of Hogan & Hartson L.L.P., counsel to the Company, beneficially owns approximately 118,000 shares of Common Stock.

ITEM 8. EXHIBITS.

  There are filed with the Registration Statement the following exhibits:

    4.1 Certificate of Incorporation of ITC/\DeltaCom, Inc. (filed as Exhibit
        3.1 to Registration Statement on Form S-4 (No. 333-71735) and incorporated herein by reference).
    4.2 Amended and Restated Bylaws of ITC/\DeltaCom, Inc. (filed as Exhibit 3.2 to Registration Statement on Form S-1 (No. 333-36683) and incorporated herein by reference).
    4.3 ITC/\DeltaCom, Inc. 1997 Stock Option Plan (Amended and Restated).
    5.1 Opinion of Hogan & Hartson L.L.P. with respect to the legality of the Common Stock registered hereby.
   23.1 Consent of Arthur Andersen L.L.P.
   23.2 Consent of Hogan & Hartson L.L.P. (contained in its opinion filed as
        Exhibit 5.1 to this Registration Statement).
   24.1 Power of Attorney (included in the signature page to this Registration
        Statement).

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Point, Georgia, on this 27th day of July, 1999.

                                          ITC/\DELTACOM, INC.

                                                    /s/ Andrew M. Walker
                                          By __________________________________
                                                      Andrew M. Walker
                                             Vice Chairman and Chief Executive
                                                          Officer

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Campbell B. Lanier, III, Andrew M. Walker and Douglas A. Shumate, jointly and severally, each in his own capacity, his true and lawful attorneys-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact of any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities indicated below, on this 27th day of July, 1999.

              Signature                                   Title
              ---------                                   -----

        /s/ Campbell B. Lanier         Chairman, Director
______________________________________
       Campbell B. Lanier, III

        /s/ Andrew M. Walker           Vice Chairman, Chief Executive Officer and
______________________________________  Director (Principal executive officer)
           Andrew M. Walker

        /s/ Douglas A. Shumate         Senior Vice President and Chief Financial
______________________________________  Officer (Principal financial officer and
          Douglas A. Shumate            principal accounting officer)

         /s/ Donald W. Burton          Director
______________________________________
           Donald W. Burton

       /s/ Malcolm C. Davenport        Director
______________________________________
         Malcolm C. Davenport

              Signature                                   Title
              ---------                                   -----
         /s/ Robert A. Dolson          Director
______________________________________
           Robert A. Dolson

         /s/ O. Gene Gabbard           Director
______________________________________
           O. Gene Gabbard

         /s/ William T. Parr           Director
______________________________________
           William T. Parr

      /s/ William H. Scott, III        Director
______________________________________
        William H. Scott, III

       /s/ William B. Timmerman        Director
______________________________________
         William B. Timmerman

                                 EXHIBIT INDEX

 Exhibit                                                            Sequential
 Number  Description                                                Page Number
 ------- -----------                                                -----------
   4.1   Certificate of Incorporation of ITC/\DeltaCom, Inc.
         (filed as Exhibit 3.1 to Registration Statement on Form
         S-4 (No. 333-71735) and incorporated herein by
         reference).
   4.2   Amended and Restated Bylaws of ITC/\DeltaCom, Inc. (filed
         as Exhibit 3.2 to Registration Statement on Form S-1
         (No. 333-36683) and incorporated herein by reference).
   4.3   ITC/\DeltaCom, Inc. 1997 Stock Option Plan (Amended and
         Restated).
   5.1   Opinion of Hogan & Hartson L.L.P. with respect to the
         legality of the Common Stock registered hereby.
  23.1   Consent of Arthur Andersen L.L.P.
  23.2   Consent of Hogan & Hartson L.L.P. (contained in its
         opinion filed as Exhibit 5.1 to this Registration
         Statement).
  24.1   Power of Attorney (included in the signature page to
         this Registration Statement).